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                      [PRICEWATERHOUSE COOPERS LETTERHEAD]

                                                                      Exhibit 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS

                -----------------------------------------------



We consent to the inclusion in this registration statement on Form N-1A
(File No. 2-82592) of our report dated July 28, 1998, on our audit of the financial statements and financial highlights of the Reserve Tax-Exempt Trust. We also consent to the reference to our firm under the captions "Financial Highlights" and "Custodial Services and Independent Accountants".




                              /S/ PRICEWATERHOUSECOOPERS LLP
                                  PricewaterhouseCoopers LLP


New York, New York
July 30, 1998